Exhibit 10.1

ARNO THERAPEUTICS, INC.

AMENDMENT NO. 1 TO

2016 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Arno Therapeutics, Inc. 2016 Equity Incentive Plan (the “Plan”) is made as of April 7, 2016 (the “Effective Date”) by Arno Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Plan.

The Plan is hereby amended as follows:

1.          Section 6(c) of the Plan shall be deleted in its entirety and replaced with the following in lieu thereof:

“(c)          Annual Award Limits. Unless and until the Administrator determines that an Award to a Covered Employee shall not be Performance-Based Compensation, the following limits (each, an “Annual Award Limit,” and collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(i)          Options and Stock Appreciation Rights. The maximum number of shares of Common Stock subject to Options granted and shares of Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be, in the aggregate, 4,000,000 shares, subject to adjustment as provided in Section 15.

(ii)         Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect Restricted Stock Awards and Restricted Stock Units in any one calendar year to any one Participant shall be, in the aggregate, 4,000,000 shares, subject to adjustment as provided in Section 15.

(iii)        Performance Awards. To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 4,000,000 shares, subject to adjustment as provided in Section 15. To the extent payable in cash, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 4,000,000.”

2.          Except as otherwise explicitly set forth in this Amendment, all provisions of the Plan shall remain in full force and effect.

To record the adoption of the Amendment as set forth herein, Arno Therapeutics, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

ARNO THERAPEUTICS, INC.

By	/s/ Alexander Zukiwski
Alexander Zukiwski
Chief Executive Officer